                                                                   EXHIBIT  10.1









                           PURCHASE AND SALE AGREEMENT

                                       FOR

                               SYCAMORE GAS SYSTEM
                             (A GENERAL PARTNERSHIP)

                                 BY AND BETWEEN

                     ONEOK PRODUCER SERVICES, INC. ("BUYER")

                                       AND

                          CONTINENTAL/OKLAHOMA NATURAL
                        GAS GATHERING, L.L.C. ("SELLER")

                           PURCHASE AND SALE AGREEMENT

                               SYCAMORE GAS SYSTEM

                                TABLE OF CONTENTS


ARTICLE
-------
I                       Recitations                                                3

II                      Sale of Partnership Interest and Purchase Price            3

III                     Assignment and Receipts/Expenses                           4

IV                      Title                                                      4

V                       Representations and Warranties of Seller                   4

VI                      Representations and Warranties of Buyer                    5

VII                     Closing                                                    5

VIII                    Condition of Closing                                       6

IX                      As Is - Where Is                                           7

X                       Miscellaneous Provisions                                   7

                        Signature Page                                            10

                        Acknowledgments                                           11


EXHIBITS
--------

"A"                     Letter Agreement

"B"                     General Partnership Agreement of Sycamore Gas System

"C"                     Assignment

                           PURCHASE AND SALE AGREEMENT

                               SYCAMORE GAS SYSTEM

                             (A GENERAL PARTNERSHIP)


THIS AGREEMENT is made and entered into as of this 29th day of May, 1998 by and between ONEOK Producer Services, Inc., an Oklahoma corporation, ("ONEOK" or "Buyer") and Continental/Oklahoma Natural Gas Gathering, L.L.C. ("CONGG" or "Seller").

WHEREAS, CONGG is owner of all of the issued and outstanding capital stock of Gothic Gas Corporation ("Gothic Gas"); and

WHEREAS, Gothic Gas is the owner of the Partnership Interest (as hereinafter defined); and

WHEREAS, in connection with Closing under this Agreement, CONGG will cause the dissolution of Gothic Gas and receive an assignment of the Partnership Interest.

FOR AND IN CONSIDERATION of the premises and the mutual covenants contained herein, the parties agree as follows:

ARTICLE I.  RECITATIONS

1.1 Buyer and Seller entered into that certain Letter Agreement dated May 13, 1998 ("Letter Agreement"), attached hereto as Exhibit "A", whereby Seller agreed to sell and Buyer agreed to purchase Seller's interest in the Sycamore Gas System.

       A. The Sycamore Gas System ("Sycamore Partnership"), formed by that certain General Partnership Agreement of Sycamore Gas System dated February 1, 1985 attached hereto as Exhibit "B", owns 100% of the Sycamore Gas Pipeline and Gathering System ("Facilities") located in Carter County, Oklahoma.
       B.     Seller's interest in the Sycamore Partnership is 55.23%.

1.2 Pursuant to the terms of this Agreement, Seller agrees to sell and Buyer agrees to purchase all of Seller's interest in the Sycamore Partnership ("Partnership Interest").

ARTICLE II.  SALE OF PARTNERSHIP INTEREST AND PURCHASE PRICE

2.1 Sale of Partnership Interest: Subject to the terms and conditions of this Agreement, Seller agrees to sell and Buyer agrees to purchase, as of the Effective Date, all of Seller's Interest.

2.2 Purchase Price: The purchase for the Partnership Interest shall be $12,000,000.00, (twelve million dollars) in cash (hereinafter the "Purchase Price").

ARTICLE III.  ASSIGNMENT AND RECEIPTS/EXPENSES

3.1 Effective Date: The Effective Date of the assignments of Partnership Interest contemplated herein shall be 7:00 a.m. Central Daylight Time on June 1, 1998 (the "Effective Date").

3.2 Revenues/Expenses: Subject to paragraph 9.2 hereof, all monies, proceeds, receipts, credits, and income attributable to Seller's Partnership Interest in the Sycamore Partnership and to periods of time before the Effective Date shall be the sole property and entitlement of Seller; and to the extent received by Buyer after the Effective Date, Buyer shall fully disclose, account for, and except as otherwise provided herein, remit same to Seller promptly. All costs, expenses, and disbursements attributable to Seller's Partnership Interest in the Sycamore Partnership to periods of time before the Effective Date shall be the sole obligation of Seller and Seller shall promptly pay or, if paid by Buyer, promptly reimburse Buyer for same.

ARTICLE IV.  TITLE

4.1 Seller represents that it has not received notice of any claim contesting the Sycamore Partnership's title to the Facilities or its right or ability to own the Facilities.

4.2 If Buyer becomes aware of any defects in such title before Closing, Seller shall, prior to Closing, take any steps that are reasonable in attempting to eliminate such defects; provided, however, that if CONGG is unable to cure any such defects, Buyer, at it's option may: (i) elect to proceed with Closing under this Agreement whereupon Buyer shall take the Partnership Interest subject to such defects; or (ii) terminate this Agreement. In the event of termination under this paragraph 4.2, neither Buyer nor Seller shall have any further liability to the other hereunder.

ARTICLE V.  REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Buyer, on the date hereof and at Closing, as follows:

5.1 Authority: Seller has the power and authority to enter into and perform this Agreement and to carry out the transactions contemplated herein. Seller is a corporation duly organized and existing and in good standing under the laws of the State of Oklahoma. The execution and delivery of this Agreement and the consummation by Seller of the transactions contemplated herein have been duly and validly authorized by all necessary corporate action by Seller, and this Agreement constitutes a valid and binding obligation of Seller enforceable in accordance with its terms. To the best of Seller's knowledge, neither the execution nor performance of this Agreement will constitute a violation of, or conflict with, or be a default under any order, judgement, decree, or any law or regulation of any governmental authority, or any contract, commitment, agreement, understanding, arrangement, or restriction of any kind to which Seller is a party or by which Seller is bound.

5.2 Title: Seller has good, valid, and marketable title in the Partnership Interest, free and clear of any and all liens and encumbrances arising by, through and under Seller, but not otherwise.

5.3 Litigation: Seller is not engaged in or threatened, to Seller's knowledge, with any legal or administrative action or proceeding relating to the Facilities or the property upon which the same is located, nor is Seller aware of any claim, investigation, or inquiry by any person, entity, or governmental body relating to the Facilities and the real property upon which the same is located.

ARTICLE VI.  REPRESENTATIONS AND WARRANTIES BY BUYER

Buyer hereby represents and warrants to Seller, on the date hereof and at Closing as follows:

6.1 Authority: Buyer has the power and authority to enter into and perform this Agreement and to carry out the transactions contemplated herein. Buyer is a corporation duly organized and existing and in good standing under the laws of the State of Oklahoma. The execution and delivery of this Agreement and the consummation by Buyer of the transactions contemplated herein have been duly and validly authorized by all necessary corporate action by Buyer, and this Agreement constitutes a valid and binding obligation of Buyer enforceable in accordance with its terms. To the best of Buyer's knowledge, neither the execution nor performance of this Agreement will constitute a violation of, or conflict with, or be a default under any order, judgement, decree, or any law or regulation of any governmental authority, or any contract, commitment, agreement, understanding, arrangement, or restriction of any kind to which Buyer is a party or by which Buyer is bound. Buyer has obtained all needed commitments for financing of the purchase price due at Closing and is fully willing and able to perform the obligations of Seller under the contracts to be assigned herein.

ARTICLE VII.  CLOSING

7.1 Time and Place: Closing shall occur at the offices of Buyer as may be mutually agreeable to the parties, including consummation of the transaction via facsimile transmission and wire transfer of the purchase price due. At Closing, Buyer will wire transfer to Seller the purchase price in same-day available funds.

7.2 Dissolution of Gothic Gas: Immediately prior to Closing hereunder, CONGG shall cause the dissolution of Gothic Gas Corporation and thereupon receive an assignment of the Partnership Interest. Buyer hereby consents to assignment of the Partnership Interest in connection with such dissolution.

7.3    Deliveries by Buyer: At Closing, Buyer shall:

       A. Wire full payment of the purchase price in immediately available same-day funds for credit to Continental/Oklahoma Natural Gas Gathering, L.L.C., account number 621014844, in Bank One, Oklahoma, NA, ABA number 103000648.
       B.     Deliver to Seller an executed Purchase Sale Agreement
       C.     Deliver to Seller an executed Assignment (Exhibit "C")

7.4    Deliveries by Seller: At Closing, Seller shall deliver to Buyer:

       A.     An executed Purchase and Sale Agreement
       B.     An executed Assignment (Exhibit "C")

ARTICLE VIII.  CONDITIONS OF CLOSING

8.1 The obligations of Seller to transfer the Facilities to Buyer at closing are subject to the satisfaction, on or prior to Closing, of each of the following conditions:

       A. Representations, Warranties, and Covenants: All representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects at and as of Closing as if such representations and warranties were made at and as of Closing, and Buyer shall have performed in and all material respects all agreements and covenants required hereby to be performed by it prior to or at Closing.

       B. Consents: All consents, approvals, and waivers from governmental authorities and other parties necessary to permit Seller to transfer and Buyer to acquire the Facilities as contemplated hereby shall have been obtained unless Buyer waives same.

       C. No Governmental Proceeding or Litigation: No suit, action, investigation, inquiry, or other proceeding by and other governmental authority or other person shall have been instituted or threatened which questions the validity of legality of the transactions contemplated hereby and which could reasonably be expected to materially damage Seller if the transactions contemplated hereunder are consummated.

8.2 The obligations of Buyer to purchase the Facilities from Seller on Closing are subject to the satisfaction, on or prior to Closing, of each of the following conditions:

       A. Representations, Warranties, and Covenants: All representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects at and as of Closing as if such representations and warranties were made at and as of Closing, and Seller shall have performed in and all material respects all agreements and covenants required hereby to be performed by it prior to or at Closing.

       B. Consents: All consents, approvals, and waivers from governmental authorities and other parties necessary to permit Seller to transfer and Buyer to acquire the Facilities as contemplated hereby shall have been obtained unless Buyer waivers same.

       C. No Governmental Proceeding or Litigation: No suit, action, investigation, inquiry, or other proceeding by any other governmental authority or other person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and which could reasonably be expected to materially damage Buyer if the transactions contemplated hereunder are consummated.

ARTICLE IX.  AS IS - WHERE IS

9.1 Disclaimer of Warranties: It is expressly understood by the parties hereto that the Facilities are accepted by the Buyer AS IS, WHERE IS, and that Buyer has had or will have a reasonable opportunity to inspect and examine the condition of each and every item thereof. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, BUYER AGREES THAT THE PARTNERSHIP INTEREST IS BEING TRANSFERRED WITHOUT REPRESENTATION OF WARRANTY, EITHER EXPRESSED OR IMPLIED (ALL OF WHICH SELLER HEREBY DISCLAIMS), AS TO (i) FITNESS FOR ANY PARTICULAR PURPOSE OR MERCHANTABILITY OR DESIGN OR QUALITY, OR (ii) COMPLIANCE WITH SPECIFICATIONS, CONDITION, OPERATION, OR ABSENCE OF LATENT DEFECTS. TO THE EXTENT APPLICABLE (AND WITHOUT ADMITTING SUCH APPLICABILITY), BUYER ALSO HEREBY WAIVES THE PROVISIONS OF THE OKLAHOMA DECEPTIVE TRADE PRACTICES ACT. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE PROVISIONS OF THIS DISCLAIMER OF WARRANTIES HAVE BEEN NEGOTIATED BY THE SELLER AND BUYER AFTER DUE CONSIDERATION AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY REPRESENTATIONS OR WARRANTIES OR LIABILITIES OF THE SELLER TO THE BUYER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PARTNERSHIP INTEREST THAT MAY ARISE PURSUANT TO ANY LAW NOR HEREAFTER IN EFFECT, OR OTHERWISE.

9.2 Environmental Compliance and Condition: Notwithstanding the terms of paragraph 3.2 hereof, Buyer shall be responsible for and hereby assumes liability for any and all past and future expenses (including any and all remediation expenses - including costs of investigation and cleanup), claims, liabilities, damages, fines and penalties arising with respect to the Facilities under any state, federal and local environmental laws, rules, regulations, or directives and agrees to defend and hold Seller harmless from and against all such fines, expenses, claims, liabilities, damages and penalties.

ARTICLE X.  MISCELLANEOUS PROVISIONS

10.1 Commissions: Each of the parties hereto represents and warrants that there are no claims for brokerage commissions or finders' fees in connection with the transaction contemplated by this Agreement, and Seller and Buyer will respectively pay or discharge, and will indemnify the other for, brokerage commissions or finders' fees incurred by reason of any action taken by such indemnifying party.

10.2 Further Assurances: From time to time, and without further consideration, each party will execute and deliver to the other party such documents and take such actions as the other party may reasonably request in order to consummate more effectively the transactions contemplated hereby.

10.3   Risk of Loss and Liability:

       A. Seller shall assume all risk of loss accruing to the Partnership Interest to be transferred hereunder until Closing. In the event any of the Facilities shall be damaged by fire or other casualty prior to Closing, and if Closing occurs, Buyer shall, subject to the next succeeding sentence, close on the purchase of the Partnership Interest without reduction in the Purchase Price and shall be entitled to receive the insurance proceeds payable with respect to such casualty loss. If the total of all damage shall exceed twenty-five percent (25%) of the total purchase price, this Agreement may be canceled at the option of Buyer. In no event shall there be any requirement to repair or rebuild all or any portion of the Facilities.

       B. Buyer shall assume all risk, claims, costs, expenses, and liabilities of whatever nature, accruing relative to the Partnership Interest occurring from and after Closing, and agrees to defend, indemnify, and hold Seller harmless from and against such claims, costs, expenses, and liabilities.

10.4 Apportionment of Taxes: Real property taxes on the Facilities shall be apportioned to Closing based on the most recent levy and the most recent assessments. Personal property taxes shall also be apportioned to Closing. It is hereby agreed that whichever party receiving statements for 1998 and ad valorem taxes (or taxes imposed in lieu thereof) assessed against the Facilities will pay such taxes prior to delinquency, and the other party agrees to reimburse the paying party for its pro rata share thereof promptly upon receipt of an invoice accompanied by evidence of such payment.

10.5 Assignment: The terms, provisions, and conditions of this Agreement shall extend to, be binding upon, and inure to the benefit of the parties hereto, their respective successors, assigns, and legal representations.

10.6 Entire Agreement, Amendments: This Agreement and the Exhibits attached hereto and incorporated by reference herein contain the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, warranties, covenants, or undertakings other than those expressly set forth herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter. This Agreement may be amended only by a written instrument duly executed by the parties. Any condition to a party's obligations hereunder may be waived only in writing by such party. No waiver by any party of any one or more defaults by the other in performance of any of the provisions of this Agreement shall operate or be construed as a waiver of any future default or defaults, whether of a like or different character.

10.7 Severability: Each portion of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

10.8 Actions and Consents: Seller and Buyer, singularly and plurally, warrant and agree that each shall use their best efforts to take or cause to be taken all such action as may be necessary to consummate and make effective the transaction as set forth in this Agreement and to assure that it will not be under any material corporate, legal, or contractual restriction that would prohibit or delay the timely consummation of such transaction.

10.9 Time is of the Essence: Time is of the essence hereof and if any payment or other condition hereof is not made, tendered, or performed by either Seller or Buyer as herein provided, then this Agreement, at the option of the party who is not in default, may be terminated by such party, in which case the nondefaulting party may recover such damages as may be proper. If the nondefaulting party elects to treat this Agreement as being in full force and effect, the nondefaulting party shall have the right to an action for specific performance and/or damages.

10.10 Counterparts: This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.11 Governing: This Agreement shall be governed by, enforced in accordance with, and interpreted under the laws of the State of Oklahoma.

10.12 Notices and Addresses: Any notice, request, instruction, waiver, or other communication to be given hereunder by any party shall be in writing and shall be considered duly delivered if personally delivered, mailed by certified mail with the postage prepaid, or sent by telegraph to the addresses of the parties as follows:

       Buyer:       ONEOK Producer Services, Inc.
                    Attention:  Mr. Don Jacobsen, Vice President
                    P. O. Box 345
                    Tulsa, Oklahoma 74101-0345

       Seller:      Continental/Oklahoma Natural Gas Gathering, L.L.C.
                    Attention:  Mr. Terry Spencer, Vice President
                    1437 South Boulder, Suite 1250
                    Tulsa, OK 74119

       or at such other address as either party may designate by written notice.

10.13 Survival of Representations, Warranties, and Covenants: Each warranty, representation, and covenant contained in this Agreement, whether in Articles V and VI or elsewhere, is material and each has been relied upon in entering this Agreement. Each such warranty, representation, and covenant, and each agreement of indemnity contained in this Agreement, shall survive the Closing and the delivery of the instruments of conveyance of the parties hereto, and shall not be deemed to be superseded by the conditions of the instruments delivered at Closing.

10.14 Table of Contents and Articles and Section Headings: The table of contents and article and section headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

10.15 Reference to a Section: All references herein to a particular section of this Agreement shall be deemed to refer also to any subsections of the referenced section.



IN WITNESS WHEREOF, the parties have hereto set their hands by their duly authorized officials as of the date set forth above.

ONEOK PRODUCER SERVICES, INC.            CONTINENTAL/OKLAHOMA NATURAL
                                         GAS GATHERING, L.L.C.
("BUYER")                                 ("SELLER")
                                          By Continental Natural Gas, Inc.,
                                             Manager

By:  /s/ Don Jacobsen                        By:  /s/ Gary C. Adams
     ------------------------------               ------------------------------
     Don Jacobsen                                 Name: Gary C. Adams
     Vice President                               Title: President

                                 ACKNOWLEDGEMENT


STATE OF OKLAHOMA

COUNTY OF TULSA

This instrument was acknowledged before me on May 29, 1998 by Don Jacobsen, Vice President of ONEOK Producer Services, Inc.

                                                     /s/ Martha Ryan
                                                     ---------------------------
                                                     Notary Public

My Commission Expires:

  Aug. 18, 2000
----------------------

================================================================================

                                 ACKNOWLEDGEMENT


STATE OF OKLAHOMA

COUNTY OF TULSA

This instrument was acknowledged before me on May 29, 1998 by Gary Adams, President, of Continental Natural Gas, Inc.

                                                     /s/ Martha Ryan
                                                     ---------------------------
                                                     Notary Public

My Commission Expires:

  Aug. 18, 2000
----------------------

                                   EXHIBIT "A"


                            LETTER AGREEMENT OMITTED

                                   EXHIBIT "B"


              PARTNERSHIP AGREEMENT FOR SYCAMORE GAS SYSTEM OMITTED

                                   EXHIBIT "C"


                           FORM OF ASSIGNMENT OMITTED